Exhibit 10.01
AMENDMENT TO THE
EBAY INC. 2003 DEFERRED STOCK UNIT PLAN

WHEREAS, eBay Inc. (the “Company”) previously adopted and maintains the eBay Inc. 2003 Deferred Stock Unit Plan, as amended (the “Plan”); and
WHEREAS, the Company desires to amend the Plan to subject Plan awards and any cash payment, shares of common stock, other securities, other awards or other property delivered pursuant to Plan awards to any clawback or recoupment provision or policy which the Company may adopt from time to time.
NOW THEREFORE, pursuant to the power of amendment contained in Section 3.1 of the Plan, the Plan is hereby amended, effective as of April 2, 2012, as follows:
1. A new subsection of the Plan is hereby inserted as Subsection 3.16 of the Plan as follows:

3.16    Awards Subject to Clawback
The Awards and any cash payment, shares of Common Stock, other securities, other Awards or other property delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

eBay Inc.
By:     /s/ Michael R. Jacobson
Corporate Secretary